UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2013

PROGUARD ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Florida	000-51921	33-1093761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 SW 26 Terrace, Suite A-8, Fort Lauderdale, FL	33312
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (866) 780-6789 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Proguard Acquisition Corp. has filed Articles of Amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of Florida which:

●	effects a 1:30 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”),
●	reduces the number of authorized shares of common stock from 200,000,000 shares to 6,666,667 shares, and
●	reduces the number of authorized shares of preferred stock from 5,000,000 shares to 166,667 shares.

Our Board of Directors approved the Amendment on February 21, 2013 and no shareholder approval was required under Florida law.

The record date for the Reverse Stock Split is March 11, 2013 and the effective date of the Amendment, including the Reverse Stock Split, is March 12, 2013.  As a result of the Reverse Stock Split, each 30 shares of our common stock issued and outstanding, or held as treasury shares, immediately prior to the effective date of the Reverse Stock Split will become one share of our common stock on the effective date of the Reverse Stock Split.  No fractional shares of common stock will be issued to any shareholder in connection with the Reverse Stock Split and all fractional shares which might otherwise be issuable will be rounded up to the nearest whole share.

On March 12, 2013, our CUSIP number will change to 74338M307 and our common stock, which is quoted on the OTC Bulletin Board under the symbol “PRGD,” will be quoted on a post-split basis under the symbol “PRGDD” for 20 business days, after which time the symbol will revert back to PGRD.

After the effective date of the Reverse Stock Split, each certificate representing shares of pre-Reverse Stock Split common stock will be deemed to represent one-30th of a share of our post-Reverse Stock Split common stock, subject to rounding for fractional shares, and the records of our transfer agent, Standard Registrar & Transfer Company Inc., will be adjusted to give effect to the Reverse Stock Split. Following the effective date of the Reverse Stock Split, the share certificates representing the pre-Reverse Stock Split common stock will continue to be valid for the appropriate number of shares of post-Reverse Stock Split common stock, adjusted for rounding.  Certificates representing shares of the post-Reverse Stock Split will be issued in due course as certificates for pre-Reverse Stock Split common shares are tendered for exchange or transfer to our transfer agent. We request that shareholders do not send in any of their stock certificates at this time.

Item 7.01    Regulation FD Disclosure.

On March 11, 2013, we issued a press release announcing it’s the reverse split described in Item 5.03 of this report.  A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Proguard Acquisition Corp. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

3.5	Articles of Amendment to the Articles of Incorporation
99.1	Press release dated March 11, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGUARD ACQUISITION CORP.

Date: March 11, 2013	By:	/s/ David Kriegstein
David Kriegstein, Chief Executive Officer and President

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